Exhibit 10.24

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of November 5th, 2020, by and between ARE-SEATTLE NO. 28, LLC, a Delaware limited liability company (“Landlord”), and NEOLEUKIN THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are now parties to that certain lease dated as of December 23, 2019 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 33,300 rentable square feet (the “Premises”) located in that certain building located at 188 East Blaine Street, Seattle, Washington. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the work letter attached to the Lease as Exhibit C (the “Work Letter”), as provided in this First Amendment.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Rent Commencement Date. As of the date of this First Amendment, Landlord and Tenant acknowledge agree that the defined term “Rent Commencement Date” set forth in the second paragraph of Section 2 of the Lease is hereby deleted and that the “Rent Commencement Date” under the Lease shall be February 1, 2021.
2.Implementation of Changes. As of the date of this First Amendment, Section 4(b) of the Work Letter is hereby deleted in its entirety and replaced with the following:
“If Landlord approves such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.”
3.Budget For Tenant Improvements. As of the date of this First Amendment, the final sentence of Section 5(a) of the Work Letter is hereby deleted in its entirety.
4.Excess TI Costs. As of the date of this First Amendment, Section 5(e) of the Work Letter is hereby deleted in its entirety and replaced with the following:
“(e) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. Tenant shall be responsible for any and all TI Costs in excess of the TI Allowance (“Excess TI Costs”). The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Notwithstanding anything to the contrary set forth in this Section 5(e), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance.”
4.    Payment of TI Costs. Notwithstanding anything to the contrary contained in the Work Letter, Landlord’s reimbursement of TI Costs under Section 5(f) shall be subject to the terms of Section 5(e).

5.    Tenant Server Room. In connection with Tenant’s use and occupancy of the Premises, Tenant shall have the right, at Tenant’s sole cost and expense, to construct, pursuant to plans and specifications reasonably approved by Landlord, an enclosure of approximately 400 square feet in a location in the Building garage designated by Landlord, for the storage and operation of Tenant’s server equipment serving the Premises (the “Server Room”). Notwithstanding anything to the contrary contained in the Lease, the construction of the Server Room shall constitute an Alteration under the Lease and shall be subject to the terms and conditions of Section 12 of the Lease. Tenant shall have all of the obligations under the Lease with respect to the Server Room as though the Server Room were part of the Premises, excluding the obligation to pay Base Rent. Tenant shall be responsible for any additional Utilities and/or Operating Expenses relating to the Server Room. Tenant shall maintain appropriate records, obtain and maintain appropriate permits, insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable Legal Requirements in connection with the use of the Server Room. Landlord shall have no obligation to make any repairs or other improvements to the Server Room and Tenant shall maintain the same, at Tenant’s sole cost and expense, in the same condition following the construction of the Server Room as though the same were part of the Premises. Tenant shall, at Tenant’s sole cost and expense, surrender the Server Room at the expiration or earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of this Lease.
6.    Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.
1.OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
2.Miscellaneous.
i.This First Amendment is the entire agreement between the parties with respect to the subject matter contained in this First Amendment and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.
ii.This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

iii.This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
iv.Landlord and Tenant intend to be bound by this First Amendment and to deliver notarized signatures to this First Amendment, but are unable to deliver notarized signatures due to the Stay Home-Stay Healthy Proclamation by the Governor of the State of Washington, Proclamation 20 - 25. Landlord and Tenant are delivering signatures without notary, with the intent to be fully bound by this First Amendment and will, as soon as reasonably possible, deliver notarized signatures for this First Amendment. Landlord and Tenant each acknowledge that the other party intends to rely on the statements in this First Amendment.
[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the dates set forth below.
TENANT:

NEOLEUKIN THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Jonathan G. Drachman
Its: CEO

LANDLORD:

ARE-SEATTLE NO. 28, LLC, a Delaware limited liability company
By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member
By: ARE-QRS CORP., a Maryland corporation, general partner
By: /s/ Gregory Kay
     Its: Vice President RE Legal Affairs

LANDLORD’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA         )
                     ) §
County of                  )

On ______________, 2020, before me, ________________________________, a Notary Public, personally appeared ___________________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

________________________________
Signature of Notary
(Affix seal here)

TENANT’S ACKNOWLEDGMENT

STATE OF WASHINGTON COUNTY OF KING	ss.

On this ____ day of ___________, 2020, before me personally appeared ___________________, to me known to be the Authorized Signatory of Amazon.com Services LLC, a Delaware limited liability company, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)
Notary public in and for the State of Washington,
residing at
My appointment expires